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BDO             BDO  DUNWOODY  LLP                   200, 19916-64th Avenue
                Chartered  Accountants               Langley BC  V2Y 1A2
                and  Consultants                     Telephone: (604) 534-8691

                                                     Facsimile (604) 534-8900
                                                     www.bdo.ca


April  30,  2002

MEGAPRO  TOOLS  INC.
Suite  5,  5492  Production  Boulevard
Surrey,  British  Columbia
V3S  8P5

Attention:  Mr.  Neil  Morgan,  President

Re:     MEGAPRO  TOOLS  INC.
     -  Registration  Statement  on  Form  S-8

Gentlemen:

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated March 1, 2002 relating to the consolidated balance sheets of MegaPro Tools Inc. and subsidiaries as at December 31, 2001 and 2000 and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended in the registration statement on Form S-8 of MegaPro Tools Inc. to be filed with the Securities and Exchange Commission.

Very  truly  yours,

/s/ BDO  DUNWOODY  LLP


Chartered Accountants
April 30, 2002

   BDO Dunwoody LLP is a Limited Liability Partnership registered in Ontario